PBF Energy Reports Fourth Quarter 2016 Results, Declares Dividend of $0.30 Per Share

•	Successfully raised over $275 million through an underwritten public offering

•	Fourth quarter income from operations of $139.8 million (excluding special items, fourth quarter loss from operations of $60.7 million)

•	PBF Logistics announces two organic growth projects supported by long-term agreements with PBF Energy

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - February 16, 2017 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2016 income from operations of $139.8 million as compared to a loss from operations of $178.4 million for fourth quarter of 2015. Excluding special items, fourth quarter 2016 loss from operations was $60.7 million as compared to income from operations of $167.7 million for the fourth quarter of 2015. Special items in the fourth quarter 2016 results include a net, non-cash, after-tax gain of $122.2 million, or $1.17 per share, lower-of-cost-or-market ("LCM") inventory adjustment and an after-tax benefit of $9.8 million, or $0.09 per share, related to a change in the tax receivable liability agreement. Additionally, included in our results was a net after-tax charge totaling approximately $7.2 million, or $0.07 per share, related to an inventory layer decrement.

The company reported fourth quarter 2016 net income of $71.8 million, and net income attributable to PBF Energy Inc. of $54.6 million or $0.54 per share. This compares to net loss of $121.5 million, and net loss attributable to PBF Energy Inc. of $119.5 million or $1.24 per share for the fourth quarter 2015. Adjusted fully-converted net loss for the fourth quarter 2016, excluding special items, was $74.9 million, or $0.71 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $71.0 million, or $0.70 per share, for the fourth quarter 2015.

Net income attributable to PBF Energy Inc. for the year-ended December 31, 2016 was $170.8 million, or $1.74 per share as compared to net income of $146.4 million, or $1.65 per share, for the year-ended December 31, 2015. Income from operations for the years ended December 31, 2016 and 2015 were $498.9 million and $360.1 million, respectively. Excluding special items, loss from operations was $22.5 million for the year-ended December 31, 2016 as compared to income from operations of $787.3 million for the year-ended December 31, 2015. Adjusted fully-converted net loss for the year 2016, excluding special items, was $145.7 million, or $1.41 per share on a fully-exchanged, fully-diluted basis, as compared to adjusted fully-converted net income of $402.1 million, or $4.27 per share, for the fourth quarter 2015. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.2% of the limited partner interests as of December 31, 2016.

“Our fourth quarter and full-year 2016 results reflect the numerous market and regulatory headwinds faced by the independent refiners and we, as a company, did not operate our assets to the fullest of their potential,” said Tom Nimbley, PBF Energy's Chairman and CEO, “Looking ahead, with the proceeds from our recent equity raise, we are pleased to be starting the year with a strong and flexible balance sheet. We are committed to the continued integration of both Torrance and Chalmette, and further optimizing our entire system in 2017.”

PBF Logistics will proceed with two organic growth projects comprised of the construction of a 625,000 barrel tank at PBF Energy's Chalmette refinery and development of a natural gas pipeline to supply PBF Energy's Paulsboro refinery. PBF Logistics expects to spend approximately $82.1 million dollars to complete both projects at an attractive return. Both projects will be funded by PBF Logistics and supported by long-term agreements with minimum volume commitments from PBF Energy.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on March 13, 2017, to holders of record as of February 27, 2017.

Outlook
For the first quarter 2017, we expect East Coast total throughput to average 310,000 to 330,000 barrels per day; Mid-Continent total throughput is expected to average 135,000 to 145,000 barrels per day; Gulf Coast total throughput is expected to average 150,000 to 160,000 barrels per day and West Coast total throughput is expected to average 145,000 to 155,000 barrels per day. These figures include the impact of the previously announced planned turnarounds at the Delaware City and Chalmette refineries.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 16, 2017, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (888) 632-3382 or (785) 424-1677, conference ID: PBFQ416. The audio replay will be available two hours after the end of the call through March 6, 2017, by dialing (800) 283-5758 or (402) 220-0863.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.2% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$4,748,568	$3,360,489	$15,920,424	$13,123,929

Costs and expenses:
Cost of sales, excluding depreciation	4,074,222	3,162,210	13,598,341	11,481,614
Operating expenses, excluding depreciation	433,902	268,577	1,423,198	904,525
General and administrative expenses	41,477	54,919	166,452	181,266
(Gain) loss on sale of assets	(7)	129	11,374	(1,004)
Depreciation and amortization expense	59,147	53,016	222,176	197,417
	4,608,741	3,538,851	15,421,541	12,763,818

Income (loss) from operations	139,827	(178,362)	498,883	360,111

Other income (expense)
Change in tax receivable agreement liability	16,051	20,365	12,908	18,150
Change in fair value of catalyst lease	5,978	1,202	1,422	10,184
Interest expense, net	(38,051)	(29,093)	(150,045)	(106,187)
Income (loss) before income taxes	123,805	(185,888)	363,168	282,258
Income tax expense (benefit)	52,043	(64,347)	137,650	86,725
Net income (loss)	71,762	(121,541)	225,518	195,533
Less: net income (loss) attributable to noncontrolling interest	17,204	(2,012)	54,707	49,132
Net income (loss) attributable to PBF Energy Inc. stockholders	$54,558	$(119,529)	$170,811	$146,401

Net income (loss) available to Class A common stock per share:
Basic	$0.55	$(1.24)	$1.74	$1.66
Diluted	$0.54	$(1.24)	$1.74	$1.65
Weighted-average shares outstanding-basic	99,854,984	96,135,314	98,334,302	88,106,999
Weighted-average shares outstanding-diluted	104,815,217	96,135,314	103,606,709	94,138,850

Dividends per common share	$0.30	$0.30	$1.20	$1.20

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$57,086	$(125,738)	$179,893	$155,012
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$0.54	$(1.23)	$1.74	$1.65
Adjusted fully-converted shares outstanding - diluted	104,815,217	102,010,309	103,606,709	94,138,850

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Year Ended
RECONCILIATION OF NET INCOME (LOSS) TO		December 31,		December 31,
ADJUSTED FULLY-CONVERTED NET (LOSS) INCOME (Note 1)		2016	2015	2016	2015
Net income (loss) attributable to PBF Energy Inc. stockholders		$54,558	$(119,529)	$170,811	$146,401
Add:	Net income (loss) attributable to the noncontrolling interest (Note 2)	4,149	(10,279)	14,903	14,257
Less:	Income tax (expense) benefit (Note 3)	(1,621)	4,070	(5,821)	(5,646)
Adjusted fully-converted net income (loss)		$57,086	$(125,738)	$179,893	$155,012
Special items (Note 4):
Add:	Non-cash LCM inventory adjustment (Note 5)	(200,515)	346,079	(521,348)	427,226
Add:	Change in tax receivable agreement liability (Note 15)	(16,051)	(20,365)	(12,908)	(18,150)
Less:	Recomputed income taxes on special items (Note 5, Note 15)	84,593	(128,983)	208,686	(161,994)
Adjusted fully-converted net (loss) income excluding special items (Note 4)		$(74,887)	$70,993	$(145,677)	$402,094

Weighted-average shares outstanding of PBF Energy Inc.		99,854,984	96,135,314	98,334,302	88,106,999
Conversion of PBF LLC Series A Units (Note 6)		4,591,968	5,046,988	4,865,133	5,530,568
Common stock equivalents (Note 7)		368,265	828,007	407,274	501,283
Fully-converted shares outstanding - diluted		104,815,217	102,010,309	103,606,709	94,138,850

Adjusted fully-converted net income (loss) (per fully exchanged, fully diluted shares outstanding)		$0.54	$(1.23)	$1.74	$1.65

Adjusted fully-converted net (loss) income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$(0.71)	$0.70	$(1.41)	$4.27

		Three Months Ended		Year Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO		December 31,		December 31,
(LOSS) INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2016	2015	2016	2015
Income (loss) from operations		$139,827	$(178,362)	$498,883	$360,111
Special items (Note 4):
Add:	Non-cash LCM inventory adjustment (Note 5)	(200,515)	346,079	(521,348)	427,226
(Loss) income from operations excluding special items (Note 4)		$(60,688)	$167,717	$(22,465)	$787,337

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA		2016	2015	2016	2015
Net income (loss)		$71,762	$(121,541)	$225,518	$195,533
Add:	Depreciation and amortization expense	59,147	53,016	222,176	197,417
Add:	Interest expense, net	38,051	29,093	150,045	106,187
Add:	Income tax expense (benefit)	52,043	(64,347)	137,650	86,725
EBITDA		$221,003	$(103,779)	$735,389	$585,862
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment (Note 5)	(200,515)	346,079	(521,348)	427,226
Add:	Change in tax receivable agreement liability (Note 15)	(16,051)	(20,365)	(12,908)	(18,150)
EBITDA excluding special items (Note 4)		$4,437	$221,935	$201,133	$994,938

		Three Months Ended		Year Ended
		December 31,		December 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA		2016	2015	2016	2015
EBITDA		$221,003	$(103,779)	$735,389	$585,862
Add:	Non-cash LCM inventory adjustment (Note 5)	(200,515)	346,079	(521,348)	427,226
Add:	Stock based compensation	6,325	4,741	22,656	13,497
Add:	Change in tax receivable agreement liability (Note 15)	(16,051)	(20,365)	(12,908)	(18,150)
Add:	Non-cash change in fair value of catalyst leases	(5,978)	(1,202)	(1,422)	(10,184)
Adjusted EBITDA		$4,784	$225,474	$222,367	$998,251

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	December 31,	December 31,
	2016	2015
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$786,298	$1,178,578
Inventories	1,863,560	1,174,272
Total assets	7,621,927	6,105,124
Total debt	2,148,234	1,840,355

Total equity	$2,570,684	$2,095,857
Total equity excluding special items (Note 17)	$2,912,375	$2,763,118

Total debt to capitalization ratio (Note 17)	46%	47%
Total debt to capitalization ratio, excluding special items (Note 17)	42%	40%
Net debt to capitalization ratio (Note 17)	35%	24%
Net debt to capitalization ratio, excluding special items (Note 17)	32%	19%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Year Ended December 31,
	2016	2015
Cash flows provided by operations	$651,934	$560,424
Cash flows used in investing activities	(1,393,935)	(812,113)
Cash flows provided by financing activities	543,955	798,136
Net (decrease) increase in cash and cash equivalents	(198,046)	546,447
Cash and cash equivalents, beginning of period	944,320	397,873
Cash and cash equivalents, end of period	$746,274	$944,320
Marketable securities	40,024	234,258
Net cash, cash equivalents and marketable securities	$786,298	$1,178,578

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,743,966	$61,694	$—	$(57,092)	$4,748,568
Depreciation and amortization	52,495	5,234	1,418	—	59,147
Income (loss) from operations (Note 18)	147,901	35,784	(39,800)	(4,058)	139,827
Interest expense, net	111	7,874	30,066	—	38,051
Capital expenditures (Note 16)	$163,325	$11,653	$3,633	$—	$178,611

	Three Months Ended December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,360,489	$37,306	$—	$(37,306)	$3,360,489
Depreciation and amortization	49,330	1,663	2,023	—	53,016
Income (loss) from operations	(152,187)	24,462	(50,637)	—	(178,362)
Interest expense, net	3,674	7,189	18,230	—	29,093
Capital expenditures	$637,351	$864	$6,956	$—	$645,171

	Year Ended December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,908,537	$187,335	$—	$(175,448)	$15,920,424
Depreciation and amortization	202,185	14,156	5,835	—	222,176
Income (loss) from operations (Note 18)	550,577	112,055	(158,070)	(5,679)	498,883
Interest expense, net	2,938	30,433	116,674	—	150,045
Capital expenditures (Note 16)	$1,477,962	$114,680	$20,229	$—	$1,612,871

	Year Ended December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$13,123,929	$142,102	$—	$(142,102)	$13,123,929
Depreciation and amortization	181,147	6,582	9,688	—	197,417
Income (loss) from operations	441,033	96,376	(177,298)	—	360,111
Interest expense, net	17,061	21,254	67,872	—	106,187
Capital expenditures	$969,895	$2,046	$9,139	$—	$981,080

	Balance at December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 19)	$6,428,681	$748,130	$482,979	$(37,863)	$7,621,927

	Balance at December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$5,087,554	$422,902	$618,617	$(23,949)	$6,105,124

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel) (Note 10)	2016	2015	2016	2015
Dated Brent Crude	$49.56	$43.68	$43.91	$52.56
West Texas Intermediate (WTI) crude oil	$49.23	$42.07	$43.34	$48.71
Light Louisiana Sweet (LLS) crude oil	$50.60	$43.53	$45.03	$52.36
Alaska North Slope (ANS) crude oil	$50.06	$43.62	$43.67	$52.44
Crack Spreads
Dated Brent (NYH) 2-1-1	$14.43	$12.16	$13.49	$16.35
WTI (Chicago) 4-3-1	$10.30	$13.06	$12.38	$17.91
LLS (Gulf Coast) 2-1-1	$11.98	$9.62	$10.75	$14.39
ANS (West Coast) 4-3-1	$14.16	$21.73	$16.46	$26.46
Crude Oil Differentials
Dated Brent (foreign) less WTI	$0.33	$1.61	$0.56	$3.85
Dated Brent less Maya (heavy, sour)	$6.70	$9.35	$7.36	$8.45
Dated Brent less WTS (sour)	$1.24	$1.95	$1.42	$3.59
Dated Brent less ASCI (sour)	$3.59	$4.97	$3.92	$4.57
WTI less WCS (heavy, sour)	$13.79	$12.96	$12.57	$11.87
WTI less Bakken (light, sweet)	$1.98	$1.03	$1.32	$2.89
WTI less Syncrude (light, sweet)	$(0.04)	$(2.07)	$(2.01)	$(1.45)
WTI less ANS (light, sweet)	$(0.83)	$(1.55)	$(0.33)	$(3.73)
Natural gas (dollars per MMBTU)	$3.18	$2.23	$2.55	$2.63

Key Operating Information
Production (barrels per day ("bpd") in thousands)	786.1	636.6	734.3	511.9
Crude oil and feedstocks throughput (bpd in thousands)	775.5	629.9	727.7	516.4
Total crude oil and feedstocks throughput (millions of barrels)	71.3	57.9	266.4	188.4
Gross margin per barrel of throughput	$2.85	$(1.98)	$2.73	$3.03
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$5.80	$8.79	$6.09	$10.29
Refinery operating expense per barrel of throughput (Note 12)	$5.86	$4.55	$5.22	$4.72
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	36%	17%	26%	14%
Medium	32%	47%	37%	49%
Light	18%	22%	25%	26%
Other feedstocks and blends	14%	14%	12%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	50%	50%	49%
Distillates and distillate blendstocks	32%	35%	31%	35%
Lubes	1%	1%	1%	1%
Chemicals	3%	3%	3%	3%
Other	13%	11%	15%	12%
Total yield	101%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	323.6	345.6	322.9	322.9
Crude oil and feedstocks throughput (bpd in thousands)	324.5	346.6	327.0	330.7
Total crude oil and feedstocks throughput (millions of barrels)	29.9	31.9	119.7	120.7
Gross margin per barrel of throughput	$2.01	$(1.06)	$1.28	$1.34
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$4.66	$9.16	$5.07	$9.28
Refinery operating expense per barrel of throughput (Note 12)	$4.40	$4.39	$4.42	$4.67
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	35%	18%	22%	18%
Medium	38%	60%	52%	58%
Light	10%	5%	11%	9%
Other feedstocks and blends	17%	17%	15%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	49%	47%	47%
Distillates and distillate blendstocks	35%	34%	31%	34%
Lubes	2%	2%	2%	2%
Chemicals	2%	2%	2%	2%
Other	14%	13%	17%	14%
Total yield	100%	100%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	143.1	159.1	161.8	155.8
Crude oil and feedstocks throughput (bpd in thousands)	139.3	156.9	159.1	153.8
Total crude oil and feedstocks throughput (millions of barrels)	12.8	14.4	58.3	56.1
Gross margin per barrel of throughput	$1.59	$(7.37)	$2.57	$5.16
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$3.22	$7.67	$5.28	$12.69
Refinery operating expense per barrel of throughput (Note 12)	$5.29	$4.97	$4.59	$4.88
Crude and feedstocks (% of total throughput) (Note 13):
Medium	43%	32%	36%	35%
Light	56%	65%	62%	63%
Other feedstocks and blends	1%	3%	2%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	55%	55%	53%	52%
Distillates and distillate blendstocks	36%	36%	35%	36%
Chemicals	6%	5%	5%	5%
Other	6%	5%	9%	8%
Total yield	103%	101%	102%	101%
See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Supplemental Operating Information - Gulf Coast (Chalmette) (Note 14)
Production (bpd in thousands)	168.8	199.0	175.6	199.0
Crude oil and feedstocks throughput (bpd in thousands)	163.5	190.8	169.3	190.8
Total crude oil and feedstocks throughput (millions of barrels)	15.0	11.6	61.9	11.6
Gross margin per barrel of throughput	$2.18	$(0.83)	$2.69	$(0.83)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.10	$9.17	$6.67	$9.17
Refinery operating expense per barrel of throughput (Note 12)	$6.37	$4.48	$5.55	$4.48
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	35%	35%	38%	35%
Medium	29%	32%	20%	32%
Light	17%	18%	26%	18%
Other feedstocks and blends	19%	15%	16%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	49%	47%	49%
Distillates and distillate blendstocks	31%	35%	31%	35%
Chemicals	6%	5%	6%	5%
Other	15%	12%	16%	12%
Total yield	100%	101%	100%	101%

Supplemental Operating Information - West Coast (Torrance) (Note 14)
Production (bpd in thousands)	150.6	N/A	147.1	N/A
Crude oil and feedstocks throughput (bpd in thousands)	148.2	N/A	143.9	N/A
Total crude oil and feedstocks throughput (millions of barrels)	13.6	N/A	26.5	N/A
Gross margin per barrel of throughput	$2.18	N/A	$3.00	N/A
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$10.36	N/A	$11.14	N/A
Refinery operating expense per barrel of throughput (Note 12)	$9.04	N/A	$9.46	N/A
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	74%	N/A	77%	N/A
Medium	11%	N/A	9%	N/A
Other feedstocks and blends	15%	N/A	14%	N/A
Total throughput	100%	N/A	100%	N/A
Yield (% of total throughput):
Gasoline and gasoline blendstocks	63%	N/A	62%	N/A
Distillates and distillate blendstocks	25%	N/A	25%	N/A
Other	14%	N/A	16%	N/A
Total yield	102%	N/A	103%	N/A

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015
		per barrel of		per barrel of
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	throughput	$	throughput
Gross margin	$203,455	$2.85	$(114,877)	$(1.98)
Less: Revenues of PBFX	(61,694)	(0.86)	(37,306)	(0.64)
Add: Affiliate Cost of sales of PBFX	1,215	0.02	2,340	0.04
Add: Refinery operating expense	418,359	5.86	263,826	4.55
Add: Refinery depreciation	52,532	0.74	49,330	0.85
Gross refining margin	$613,867	$8.61	$163,313	$2.82
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(200,515)	(2.81)	346,079	5.97
Gross refining margin excluding special items (Note 4)	$413,352	$5.80	$509,392	$8.79

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
		per barrel of		per barrel of
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	throughput	$	throughput
Gross margin	$727,496	$2.73	$571,524	$3.03
Less: Revenues of PBFX	(187,335)	(0.70)	(138,719)	(0.74)
Add: Affiliate Cost of sales of PBFX	8,701	0.03	8,734	0.05
Add: Refinery operating expense	1,390,582	5.22	889,368	4.72
Add: Refinery depreciation	204,005	0.77	181,423	0.96
Gross refining margin	$2,143,449	$8.05	$1,512,330	$8.02
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(521,348)	(1.96)	427,226	2.27
Gross refining margin excluding special items (Note 4)	$1,622,101	$6.09	$1,939,556	$10.29

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7 and footnote 15.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the company's statutory corporate tax rate of approximately 39.1% and 39.6% for the 2016 and 2015 periods, respectively, applied to the net income (loss) attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to lower of cost or market (LCM) adjustments and changes in the tax receivable agreement liability (TRA). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Changes in the TRA reflect charges or benefits attributable to changes in our obligation under the tax receivable agreement due to factors out of our control such as changes in tax rates. Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the year ended December 31, 2016, the company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of $521.3 million reflecting the change in the lower of cost or market inventory reserve from $1,117.3 million at December 31, 2015 to $596.0 million at December 31, 2016. During the three months ended December 31, 2016, the company recorded an adjustment to the lower of cost or market which resulted in a net pre-tax benefit of $200.5 million reflecting the change in the lower of cost or market inventory reserve from $796.5 million at September 30, 2016 to $596.0 million at December 31, 2016.

During the year ended December 31, 2015, the company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax charge of $427.2 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $1,117.3 million at December 31, 2015. During the three months ended December 31, 2015, the company recorded an adjustment to the lower of cost or market which resulted in a net pre-tax charge of $346.1 million reflecting the change in the lower of cost or market inventory reserve from $771.3 million at September 30, 2015 to $1,117.3 million at December 31, 2015.

The net impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods. Income taxes related to the net LCM adjustment were recalculated using the company's statutory corporate tax rate of approximately 39.1% and 39.6% for the 2016 and 2015 periods, respectively.

(6) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(7) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive). Common stock equivalents excludes the effects of warrants and options to purchase 5,701,750 and 2,943,750 shares of PBF Energy Class A common stock because they are anti-dilutive for the years ended December 31, 2016 and 2015, respectively. Common stock equivalents excludes the effects of warrants and options to purchase 5,923,625 and 1,335,000 shares of PBF Energy Class A common stock because they are anti-dilutive for the three months ended December 31, 2016 and 2015, respectively.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2016, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets consist of rail and truck terminals and unloading racks, tank farms and pipelines that were acquired from or contributed by PBF LLC and are located at, or nearby, the Company’s refineries. Additionally, PBFX acquired the East Coast Terminals in 2016 which was its first third party acquisition. Further in 2016, PBFX acquired from PBF LLC 50% of the issued and outstanding limited liability company interests of TVPC, whose assets consist of the Torrance Valley Pipeline. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements. Apart from the East Coast Terminals, PBFX currently does not generate significant third party revenue and, as such, intersegment related-party revenues are eliminated in consolidation. Prior to the PBFX Offering, PBFX was not considered to be a separate reportable segment. From a PBF Energy perspective, the Company's chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX's individual segments.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

(14) Includes activity for the Torrance refinery subsequent to its acquisition on July 1, 2016 and activity for the Chalmette refinery subsequent to its acquisition on November 1, 2015.

(15) The company recorded pre-tax adjustments related to the change in the tax receivable agreement liability of $12.9 million and $18.2 million for the years ended December 31, 2016 and 2015, respectively, and $16.1 million and $20.4 million for the three months ended December 31, 2016 and 2015, respectively. Income taxes related to the change in the tax receivable agreement liability were recalculated using the company's statutory corporate tax rate of approximately 39.1% and 39.6% for the 2016 and 2015 periods presented, respectively.

(16) The Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016 and $971.9 million for the acquisition of the Torrance refinery in the third quarter of 2016. The Logistics segment includes capital expenditures of $98.4 million for the PBFX Plains Asset Purchase in the second quarter of 2016.

(17) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Marketable securities included in net debt fully collateralize PBFX's Term Loan. Additionally, as described in footnote 4 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
	2016	2015
Total debt	$2,148,234	$1,840,355
Total equity	2,570,684	2,095,857
Total Capitalization	$4,718,918	$3,936,212

Total debt	2,148,234	1,840,355
Total equity excluding special items	2,912,375	2,763,118
Total capitalization excluding special items	5,060,609	4,603,473

Total equity	2,570,684	2,095,857
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	595,988	1,117,336
Add: Change in tax receivable agreement liability (Note 4)	(25,508)	(12,600)
Less: Recomputed income taxes on special items (Note 5, Note 15)	(228,789)	(437,475)
Net impact of special items to equity	$341,691	$667,261
Total equity excluding special items (Note 4)	$2,912,375	$2,763,118

Total debt	2,148,234	1,840,355
Less: Cash, cash equivalents and marketable securities	786,298	1,178,578
Net debt	1,361,936	661,777

Total debt to capitalization ratio	46%	47%
Total debt to capitalization ratio, excluding special items	42%	40%
Net debt to capitalization ratio	35%	24%
Net debt to capitalization ratio, excluding special items	32%	19%

(18) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation. As TVPC was acquired by PBF Holding in connection with the Torrance Acquisition on July 1, 2016, there was no impact on comparative 2015 disclosures.

(19) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation. As the acquisition of PBFX's 50% interest in TVPC was completed in the third quarter of 2016, there was no impact on comparative 2015 disclosures.